Exhibit 16.1

May 1, 2019

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: SCWorx Corp.

Commission File No. 001-37899

Ladies and Gentlemen:

We have read Item 4.01(a) of Form 8-K of SCWorx Corp. dated May 1, 2019, and agree with the statements concerning our Firm contained therein.

Sincerely,